Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-35215) for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated February 28, 1997, with respect to the consolidated financial statements of Genta Incorporated and the financial statements of Genta Jago Technologies B.V., included in the Genta Incorporated Annual report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

San Diego, California
  January 21, 1998


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